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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


The Managing Board
AGCO Finance LLC (formerly Agricredit Acceptance LLC):


We consent to the inclusion of our reports dated January 26, 2001 and January 28, 2000, with respect to the financial statements of AGCO Finance LLC as of and for the years ended December 31, 2000 and 1999 and the financial statements of Agricredit Acceptance LLC as of and for the years ended December 31, 1999 and 1998, respectively, which reports appear in the December 31, 2000 annual report on Form 10-K of AGCO Corporation.



                                        /s/ KPMG LLP
                                        --------------------------------------
                                        KPMG LLP


Des Moines, Iowa
March 30, 2001